                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 20, 2001



                          ACCREDO HEALTH, INCORPORATED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    DELAWARE                         000-25769                 62-1642871
(STATE OR OTHER             (COMMISSION FILE NUMBER)          (IRS Employer
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION)

                            1640 Century Center Pkwy
                                    Suite 101
                            Memphis, Tennessee 38134
                    (Address of principal executive offices)

                                 (901) 385-3688
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

On December 20, 2001, Accredo Health, Incorporated (the "Company") acquired all of the outstanding stock of BioPartners in Care, Inc. ("BPC") from their shareholders, Brian Berg, Ken Oddi, Robert Timmerman, Calvin Bingham, Ryan Sloan, Mark Rogers, and Glenn Sieverson, pursuant to a Stock Purchase Agreement effective as of December 1, 2001 (the "Acquisition"). The aggregate purchase price paid for the outstanding stock of BPC was $37,100,000, which was paid from cash on hand; plus potential earn out payments if certain financial goals are achieved by BPC during the twelve-month period ending December 31, 2002. There will also be a balance sheet adjustment based on the equity of BPC as of November 30, 2001; an adjustment based upon an estimate of equity of BPC as of November 30, 2001 was paid at closing as set forth in the Stock Purchase Agreement attached hereto as Exhibit 2.1.

The foregoing description of the BPC acquisition does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

              (a) Exhibits

                  Exhibit No.       Description
                  -----------       -----------

                       2            Stock Purchase Agreement, dated as of
                                    December 20, 2001 among Brian Berg, Ken
                                    Oddi, Robert Timmerman, Calvin Bingham, Ryan
                                    Sloan, Mark Rogers, Glenn Sieverson,
                                    BioPartners in Care, Inc. and Accredo
                                    Health, Incorporated.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                ACCREDO HEALTH, INCORPORATED



                                By: /s/ Thomas W. Bell, Jr.

                                    Thomas W. Bell, Jr.
                                    Senior Vice President and
                                    General Counsel

Date:  January 4, 2002



                                INDEX TO EXHIBITS

Exhibit     Description                                          Page No.
-------     -----------                                          --------

2           Stock Purchase Agreement, dated as of                   4
            December 20, 2001 among Brian Berg, Ken
            Oddi, Robert Timmerman, Calvin Bingham,
            Ryan Sloan, Mark Rogers, Glenn Sieverson,
            BioPartners in Care, Inc. and Accredo
            Health, Incorporated.